                                                                       EXHIBIT 3

                                 SCHEDULE 2.3

                 OFFICERS OF REUNION AS OF THE EFFECTIVE TIME

Charles E. Bradley, Sr.         Chief Executive Officer

Joseph C. Lawyer                President and Chief Operating Officer

Richard L. Evans                Executive Vice President of
                                Administration and Secretary

Kimball J. Bradley              Executive Vice President of Operations

John M. Froehlich               Executive Vice President of Finance